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                                                                  EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-15786, No. 33-25316, and No. 33-50784) of
O'Brien Environmental Energy, Inc. of our report dated September 16, 1996 relating to the consolidated financial statements of O'Brien Environmental Energy, Inc., Debtor-in-Possession, for the year ended June 30, 1995, which appears on page 4 of this Current Report on Form 8-K.




Price Waterhouse LLP
Minneapolis, Minnesota
September 25, 1996